PROXY MATERIALS


                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                        |X|

Filed by a Party other than the Registrant     |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        MACE SECURITY INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

|_|   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6)i)(3)

|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

                                  Common Stock
                                  ------------

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)    Proposed maximum aggregate value of transaction: $5,953,851


|X| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            $1,191


      2)    Form, Schedule or Registration Statement No.:
            Schedule 14A

      3)    Filing Party:
            Germaine Curtin, Esq., on behalf of
            Registrant


      4)    Date Filed:
            May 18, 1998

PROXY STATEMENT


                        MACE SECURITY INTERNATIONAL, INC.
                               160 Benmont Avenue
                            Bennington, Vermont 05201

                         NOTICE OF CONSENT SOLICITATION

To the Shareholders of Mace Security International, Inc.:

The Board of Directors of Mace Security International, Inc. is soliciting your consent to sell substantially all of the assets of its Law Enforcement division, as described in the accompanying consent solicitation statement (the "Transaction").

The proposed Transaction will be considered approved by the shareholders upon receipt by the Company of signed consents representing a majority of the outstanding shares of common stock of the Company (3,540,833 shares); provided that the Closing of the Transaction will not be completed prior to 20 business days following the mailing date of the enclosed Consent Solicitation Statement.

Only shareholders of record at the close of business on April 1, 1998 are entitled to notice of and to vote on the Transaction. A complete list of shareholders entitled to vote will be available for inspection by shareholders at the executive offices of the Company no more than ten days following the mailing date of the Consent Solicitation Statement.


The approximate date on which the Consent Solicitation and form of consent are
first sent or given to shareholders is May   , 1998.


By order of the Board of Directors,



Eduardo Niezes
Asst. Secretary
Dated:  May __, 1998


IMPORTANT Please sign the enclosed consent and mail it promptly in the postpaid return envelope provided.

(This page is intentionally left blank.)

MACE SECURITY INTERNATIONAL, INC.
160 BENMONT AVENUE
BENNINGTON, VERMONT 05201
802-442-1503

                         CONSENT SOLICITATION STATEMENT

                                  INTRODUCTION


This Consent Solicitation Statement is furnished in connection with the request for consents by the Board of Directors of Mace Security International, Inc. (the "Company") in favor of consummation of the sale by the Company of substantially all of the assets of the Company's Law Enforcement division to a wholly owned subsidiary of Armor Holdings, Inc. (together with its subsidiary, "AHI"), and a 99 year license to use the Mace brand and related trademarks and a patent for use in the law enforcement market only, on the terms set forth in the asset purchase agreement between the Company and AHI (the "Transaction"). This Consent Solicitation Statement and the accompanying consent card are being mailed to shareholders on or about May __, 1998. All expenses of soliciting consents will be borne by the Company.


                          CONSENT PROCEDURE AND VOTING

The Delaware Corporations Law and the Company's bylaws permit any action that may be taken at a shareholders' meeting to be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

The proposed Transaction must be approved by the shareholders holding at least a majority of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Consequently, the proposed Transaction will be approved upon receipt by the Company of signed consents representing a majority of the outstanding shares of Common Stock (3,540,834 shares).


As of April 1, 1998 there were 7,081,666 shares of common stock of the Company, par value $.01 per share ("Common Stock") issued and outstanding, held by approximately 245 holders of record. Each share of Common Stock is entitled to one vote. Only holders of record of Common Stock at the close of business on April 1, 1998 will be entitled to submit consents. The Company requests return of your consents as soon as possible. The cost of the solicitation of consents will be borne by the Company.


A properly executed and returned consent constitutes a vote in favor of the Transaction. A return of an unsigned consent will constitute an abstention and will have the effect of a vote against the Transaction. Broker non-votes will similarly have the effect of a vote against the Transaction. If you do not wish to consent to the Transaction you need take no action at this time.

If your shares are held in the name of a brokerage firm, bank or nominee only they can vote your shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and give instructions immediately.

The Company is aware that Jon E. Goodrich, President and CEO of the Company, has entered into a voting agreement with AHI dated as of March 17, 1998, pursuant to which Mr. Goodrich has agreed to vote all of his shares (2,259,246 shares, constituting approximately 32% of the Company's outstanding Common Stock) in favor of the proposed Transaction. To secure the obligations under the voting agreement, Mr. Goodrich granted to AHI a proxy to submit a consent on his behalf in connection with the Transaction pursuant to this consent solicitation. Mr. Goodrich did not receive any remuneration for entering into the voting agreement.

                             REVOCABILITY OF CONSENT


Any shareholder giving written consent, or the shareholder's proxyholders, or a transferee of the shares or a representative of the shareholder or their respective proxyholder may revoke their consent by a writing received by the Company prior to the time that written consents of the number required to authorize the proposed Transaction have been filed with the Company's Secretary, but may not do so thereafter. The Company expects to receive the consents necessary to authorize the Transaction on or about June __, 1998, 20 business days following the mailing date of this Consent Solicitation Statement.


                              PROPOSED TRANSACTION


The Board of Directors has authorized the Company to enter into an agreement (the "Purchase Agreement") with AHI, an AMEX listed company (symbol ABE), and its wholly owned subsidiary providing for the sale of substantially all of the assets of the Company's Law Enforcement division to AHI . The Law Enforcement division of the Company manufactures and sells chemical munitions including defense sprays, tear gas smoke grenades and projectiles and markets products manufactured by third parties including launchers and protective masks. The assets of the Law Enforcement division are generally located at the Company's Bennington Vermont facility. The assets of the Law Enforcement division constitute approximately 40% of the Company's assets.


The Purchase Agreement was executed by the Company on April 2, 1998. A summary of the terms of the Purchase Agreement is set forth below. A copy of the complete text of the Purchase Agreement is available without charge by submitting a request therefor to the Company at 160 Benmont Avenue, Bennington Vermont 05201, Attn: Corporate Secretary. Please read the Purchase Agreement carefully. All statements made herein regarding the Purchase Agreement are qualified in their entirety by reference to the complete text of the Purchase Agreement.

The Purchaser

AHI, with its principal executive offices at 13386 International Parkway, Jacksonville, Florida 32218, 904-741-5400 is engaged in the business of manufacturing and marketing ballistic resistant vests, tactical armor, bomb disposal equipment, less-lethal munitions and anti-riot products and providing security planning, advisory and management services.

The Company began discussions with AHI regarding the sale of the Company's Law Enforcement division in October 1996. No material contracts, agreements or understandings, other than a confidentiality agreement that was signed June 10, 1997, were reached between the parties until a letter of invitation from the Company's Board of Directors on March 6, 1998 and the Purchase Agreement that was signed on April 2, 1998. There have been no material transactions between the parties.

Terms of the Purchase Agreement


Pursuant to the terms of the Purchase Agreement, the Company will sell to AHI all of the fixed assets, intangibles and inventory of the Law Enforcement division. AHI will also receive a 99 year paid-up license to exploit the Mace brand and other related trademarks in the law enforcement market only, which is made up of law enforcement, military, correctional and governmental agencies. The assets of the Law Enforcement division constitute approximately 40% of the Company's assets.


The purchase price for the fixed assets and intangibles, inclusive of the license fee for the 99 year paid-up license, is $3,117,325 representing the book value as of December 31, 1997 plus an additional amount of $200,000 to cover certain expenses of the Transaction, The purchase price for inventory is $2,636,526, representing its book value at December 31, 1997 , increased by inventory purchases since December 31, 1997, valued at the Company's standard cost and decreased by (i) sales of inventory from December 31, 1997 and (ii) inventory related to unshipped orders that AHI has not agreed to fill. The Company will retain its cash and accounts receivable from the Law Enforcement division, estimated for June 1, 1998, the scheduled closing date, at approximately $2,000,000. AHI has agreed, subject to certain terms and conditions, to collect such receivables on behalf of the Company and forward all collections to the Company.

The purchase price will be paid in cash or other immediately available funds at Closing. The Company does not anticipate any material tax implications resulting from the Transaction. To the extent there is taxable gain resulting from the Transaction, the Company will utilize its net operating loss carry forward to cover the taxes, if any, resulting from the sale.

The Company will receive a commission percentage equal to 25% of gross profit generated by AHI on all acceptable purchase orders filled by AHI following the closing . In connection with the Transaction, the Company will issue to AHI immediately exercisable warrants to purchase 300,000 shares of Common Stock with a term of three years and an exercise price equal to $1.25 per share. The Company is obligated to register the shares underlying the warrants within six months of the closing.

AHI will hold $600,000 of the purchase price to secure certain of the Company's obligations under the Purchase Agreement. The retained funds will be available to AHI in the event AHI is entitled to indemnification pursuant to the Purchase Agreement, due to, among other things, damages incurred by AHI as a result of the breach of the Purchase Agreement by the Company or certain actions or omissions of the Company prior to and after closing. Generally, the escrow fund will be in place one year, subject to extension in the event of claims made. In no event will any escrow funds be released by AHI until the Company has registered the shares underlying the warrants granted to AHI with the Securities and Exchange Commission. Pursuant to the Purchase Agreement, the Company has agreed not to compete with the business of the Law Enforcement division being sold by it to AHI.

The Company is not aware of any state or federal requirements that must be complied with or of any state or federal approvals that must be obtained in connection with the consummation of the Transaction.

Reasons for the Transaction


Sales by the Company's Law Enforcement division represented approximately 70% of the Company's total sales in 1997, as compared to 59% in 1996. However, because most purchase orders are placed through very competitive bidding processes, the gross profit margins generated by the Law Enforcement division, as a whole, are low. The Board of Directors believes that the Transaction is in the best interest of the Company's shareholders because, due to the intense competition in the Law Enforcement market, and the low gross profit margins resulting therefrom, the Law Enforcement division, while responsible for a high percentage of the Company's sales, is a non-profitable division, giving effect to the sales and general and administrative expenses attributable thereto. The Board of Directors believes it is in the best interest of the Company's shareholders to sell the Law Enforcement division, reduce the variable overhead and direct labor attributable to the Law Enforcement division, and to use the proceeds from the sale for more profitable business, including but not limited to, expanding the Company's presence in the Consumer retail market through Company owned Mace Security Centers(TM), sales of franchises for Mace Security Centers(TM) through the Company's franchising program and limited advertising on Home Shopping Network. In addition, the Company is investigating opportunities to generate revenue through the expanded use of the Mace(R) trademark on additional products and/or through licensing. The Company also plans to invest in attractive opportunities that may be anticipated to provide reasonable growth, which opportunities may not be consistent with the historical business of the Company. The Company's Board of Directors has given preliminary consideration to investments in various companies, including one that holds potential rights in time-share activities and a chain of retail security equipment stores. No written proposals have been made and no agreements have been reached.

      Upon the sale of the division, AHI will operate the assets of the Law Enforcement Division independently of the Company in Casper, Wyoming. As part of the transaction, AHI will receive a license to use the Mace(R) brand and related trademarks and a patent for use by AHI in the Law Enforcement market only. Costs to the Company of the transaction are expected to include approximately $100,000 in professional fees and $90,000 in severance payments. No write-offs for leasehold improvements or intangibles will be necessary as a result of the transaction.

The Company has retained the services of C.L. King, an investment banking firm that served as the lead underwriter in the Company's initial public offering in November 1993. C.L. King has rendered a written opinion to the effect that the Transaction is fair, from a financial point of view, to the Company's stockholders.

The Board of Directors recommends that shareholders approve the Transaction.

                             OWNERSHIP OF SECURITIES

      The following table sets forth, as of April 8, 1998 certain information with respect to beneficial ownership of the Common Stock of the Company (the only outstanding security) by each director, each executive officer and all directors and executive officers as a group and by each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock. The address for all executive officers and directors is 160 Benmont Avenue, Bennington, Vermont 05201

                               Amount and Nature Of
Owner                          Beneficial/Ownership           Percent(1)
-----                          --------------------           ----------
Jon E. Goodrich(2)                   2,259,246                   31.9%
Marvin P. Brown(3)                     370,388                    5.2%
Neil J. Campolungo(4)                   20,000                     *
Mark Capone(5)                          15,000                     *
Lewis C. Cohen(4)                       46,000                     *
Howard Edelman(4,6)                    118,000                    1.6%
R. David Garwood(4)                     10,000                     *
Virginia de Ganahl Russell(4)           50,000                     *
Kenneth J. Blakey(4)                    30,000                     *
Bernard D. Graney, Jr.(4)               10,000                     *
Timothy D. Smith(4)                     10,000                     *

All executive officers and
directors as a group (11 persons)    2,816,634(7)                38.6%

Ronald I. Heller(3)                    695,375                    9.8%
M. H. Meyerson & Co., Inc.
525 Washington Blvd., 34th Floor
Jersey City, NJ 07310

David S. Nagleberg(9)                  695,375                    9.8%
M.H.Meyerson & Co., Inc.

525 Washington Blvd., 34th Floor
Jersey City, NJ 07310

TransTechnology Corporation            580,000                    8.2%
700 Liberty Avenue
Union, New Jersey  07083

*     Indicates beneficial ownership of less than 1%

(1) Calculation based on 7,081,666 outstanding shares plus shares issuable to the named person under options exercisable within 60 days.
(2) Excludes shares held by the named persons' spouses. The named directors do not have shared voting or dispositive power with respect to such shares.
(3) Includes immediately exercisable options to purchase 100,000 shares of Common Stock granted by the Company and options to purchase 100,000 shares from each of two private individuals.
(4) Includes immediately exercisable options to purchase 10,000 shares of Common Stock.
(5) Includes immediately exercisable options to purchase 15,000 shares of Common Stock.
(6) Includes 80,000 shares paid in connection with the acquisition of MSP, Inc., which are held in escrow and subject to a put option by the Company in the event MSP Inc. does not achieve certain pre-tax profit goals, and options to purchase 20,000 shares of the Company's common stock issued in connection with Mr. Edelman's employment agreement with the Company. (See "Certain Relationships and Related Transactions"). These options are subject to forfeiture in the event MSP, Inc. does not achieve certain pre-tax profit goals.
(7) The denominator for this calculation is 7,396,666, which includes shares underlying options held by directors and executive officers that are exercisable within 60 days but excludes 100,000 shares underlying options granted to Mr. Brown by Mr. Goodrich to avoid double counting.
(8) Includes shares held by the named person's spouse over which the names person disclaims beneficial ownership.
(9) Includes 695,375 shares held by a trust for which the named person and his spouse are the trustees.

The record date with respect to shareholders entitled to submit a consent with respect to the proposed Transaction is April 1, 1998. As of April 1, 1998 there were 7,081,666 shares of Common Stock outstanding

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE VOTED ON

The Company is aware that Jon E. Goodrich, President and CEO of the Company, has entered into a voting agreement with AHI dated as of March 17, 1998, pursuant to which Mr. Goodrich has agreed to vote all of his shares (2,259,246 shares, constituting approximately 32% of the Company's outstanding Common Stock) in favor of the proposed Transaction. To secure the obligations under the voting agreement, Mr. Goodrich granted to AHI a proxy to submit a consent on his behalf in connection with the Transaction pursuant to this consent solicitation. Mr. Goodrich did not receive any remuneration for entering into the voting agreement. As a result of the voting agreement and the proxy granted in conjunction therewith, Mr. Goodrich may be deemed to have an interest in the matters to be voted on, as described in this Consent Solicitation.

                              FINANCIAL INFORMATION

For financial information regarding the Company, including "Management's Discussion and Analysis of Financial Condition and Results of Operations", reference is made to the Company's Annual report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "1997 10-KSB"), which is incorporated into this Consent Solicitation by reference thereto. A copy of the 1997 10-KSB has been mailed to shareholders with this Consent Solicitation.

                                CHANGE IN CONTROL

On January 9, 1997, a voting agreement was signed representing in excess of 51% of the Company's outstanding stock. The Agreement dated January 9, 1997, is among Jon E. Goodrich, the recently appointed President and Chief Executive Officer, Robert P. Gould, a former director and former significant shareholder, and Marvin P. Brown, a former director and newly appointed Chairman of the Board. Pursuant to the terms of the Agreement, on all matters covered by the Agreement, the shares subject to the agreement will be voted in the manner determined by a majority of the three parties to the Agreement. The Agreement was terminated on or about December 30, 1997.

On January 10, 1997, at the request of the parties to the voting agreement, six members of the Board of Directors (Messrs. Foote, Logan, Norman, Duboff, Mitchell, and Rosberg), the then president, Robert D. Norman, and the then Executive Vice President, General Counsel and Secretary, Richard Galt, resigned; Marvin Brown was appointed as President; the size of the Board was reduced from nine to five members and Ms. Virginia de Ganahl Russell was appointed as a director.

On March 14, 1997, Robert Gould resigned from the Board and Jon Goodrich, the former President, who had been acting under an advisory agreement with the Company, was reelected to serve as President and CEO. Marvin Brown resigned as President and accepted the position of Chairman of the Board.

On May 10, 1997, Mr. Campolungo was appointed to the Board to fill the vacancy resulting from the resignation of Mr. Gould. On August 7, 1997, the Board resolved to increase its size to six members and Mr. Cohen was appointed to fill the newly created position. Mr. Edelman was elected to the Board at the annual shareholders' meeting on September 26, 1997. Mr. Garwood was appointed to the Board on February 27, 1998 to fill a vacancy created when the Board resolved to increase the size of the Board to seven members.

On March 17, 1998, Jon E. Goodrich entered into a voting agreement with AHI pursuant to which he agreed to vote all of his shares (2,259,246 shares, constituting approximately 32% of the Company's outstanding stock) in favor of the Transaction and, to secure his agreement, granted to AHI a proxy to submit a consent on his behalf in connection with the Transaction pursuant to the consent solicitation to be distributed to all shareholders of record on April 1, 1998.

              SHAREHOLDERS' PROPOSALS AND NOMINATIONS FOR DIRECTORS
                           FOR THE 1998 ANNUAL MEETING

      Shareholder proposals intended for inclusion in the proxy material for the 1998 Annual Meeting, and nominations for directors to be elected at the 1998 Annual Meeting, must be received by the Secretary of the Company at the Company's offices at 160 Benmont Avenue, Bennington, Vermont, 05201 not later than April 22, 1998 in order for such proposals and nominations to be included in the proxy material for the 1998 Annual Meeting of Shareholders. The notice of nomination shall contain the following information: (a) the full names and residence and business addresses of each of the proposed nominees; (b) the business experience of each of the proposed nominees for the most recent five
(5) years, including principal occupations and employment; (c) name, principal business and size of any entity in which such occupations and employment were carried on; (d) the number of shares of the Company's Common Stock owned directly or indirectly by each of the proposed nominees; (e) a description of any legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the most recent five (5) years;
(f) the name and residence and business address of the Shareholder who makes the nomination; (g) the number of shares of the Company's Common Stock owned directly or indirectly by the Shareholder who makes the nomination; and (h) any other information regarding each of the nominees required by Schedule 14A of the Securities Exchange Act of 1934, as amended or any successor provision.

                           INCORPORATION BY REFERENCE


This Consent Solicitation Statement is accompanied by the Company's 10-QSB for the quarter ended March 31, 1998, 1997 10-KSB, 1997 10-KSB/A-1, and Exhibit 10.63, Purchase Agreement between the Company and Armor Holdings, Inc. and its subsidiary dated April 12, 1998. The 10-QSB for the quarter ended March 31, 1998, the 1997 10-KSB, the 1997 10-KSB/A-1 and the Purchase Agreement are incorporated herein by this reference.


By order of the Board of Directors,


Eduardo Niezes
Asst. Secretary
Dated:  May __, 1998

                                  CONSENT CARD

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MACE SECURITY INTERNATIONAL, INC. (the "COMPANY")

IF YOU DO NOT CONSENT TO THE PROPOSAL, YOU DO NOT NEED TO TAKE ANY ACTION.

IF YOU DO CONSENT TO THE PROPOSAL, PLEASE SIGN AND DATE THIS CARD AND RETURN IT TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.


The undersigned hereby consents, in accordance with the Delaware General Corporations Law, to the sale proposed by the Company's Board of Directors by the Company of substantially all of the assets of the Company's Law Enforcement division, and a 99 year license to use the Mace brand and related trademarks and a patent for use in the law enforcement market only, as described in the Company's Consent Solicitation Statement dated May _, 1998.


            |_| Approve           |_| Disapprove         |_| Abstain

Number of shares owned  _____________

Dated:                                  (l.S.)__________________________________
                  Print Name of record owner:
                                        (l.S.) _________________________________
                  Print Name of joint record owner:

                        Please sign on the above signature line(s) exactly as the record holder(s) name(s) appear on the stock certificate. If shares have been issued in more than one name, all recordholders should sign.

The shares represented by this Consent will be voted in accordance with the instructions indicated above.

                                DRAFT FORM 10-QSB

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                      For the quarter ended: March 31, 1998


                                       OR


|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                For the transition period from________to_________

                         Commission file number: 0-22810


                        MACE SECURITY INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                     030311630
-------------------------------            ---------------------------------
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)


160 Benmont Avenue, Bennington, Vermont                 05201
----------------------------------------              ----------
(Address of principal executive offices)              (Zip code)


Registrant's telephone number, including area code          802-447-1503
                                                            ------------


Show by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|

                        MACE SECURITY INTERNATIONAL, INC.

                                      INDEX

                                                                        Page No.
                                                                        --------

PART I      FINANCIAL INFORMATION

            Item 1 - Financial Statements

                 Statements of Operations and Retained Earnings-
                 Three Months Ended March 31, 1998 and 1997                  1

                 Balance Sheets - March 31, 1998 and December 31, 1997       2

                 Statements of Cash Flows - Three Months Ended
                 March 31, 1998 and March 31, 1997                           3

                 Notes to Financial Statements                               4

            Item 2 - Management's Discussion and Analysis of Financial       8
            Condition and Results of Operations

            Item 3 - Subsequent Events                                       9

PART II     OTHER INFORMATION

            Item 1 - Legal Proceedings                                       11

            Item 6 - Exhibits and Reports on Form 8-K                        11

SIGNATURES

                         PART I - FINANCIAL INFORMATION

Item 1 - Financial Statements

                        MACE SECURITY INTERNATIONAL, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                   (Unaudited)

                                                    Three Months Ended March 31,
                                                    ---------------------------
                                                                       1997
                                                        1998        (Restated)
                                                        ----        ----------

Net Sales .......................................   $   669,413    $   682,428
Cost of sales ...................................       360,204        350,024
                                                    -----------    -----------
  Gross profit ..................................       309,209        332,404
Operating expenses:
  General and administrative ....................       335,005        230,930
  Selling .......................................       210,744        104,747
                                                    -----------    -----------

      Operating loss ............................      (236,540)        (3,273)

Other (income) expense:
  Interest income ...............................       (21,103)        (2,756)
  Interest expense ..............................        44,796         23,763
  Other income ..................................       (21,842)       (17,663)
                                                    -----------    -----------
                                                          1,851          3,344
                                                    -----------    -----------

Loss from continuing operations before income tax
 expense ........................................      (238,391)        (6,617)

Income tax expense ..............................         1,950          1,956
                                                    -----------    -----------

Net loss from continuing operations .............      (240,341)        (8,573)
Net loss for discontinued operations ............      (183,247)      (268,453)
                                                    -----------    -----------
Net loss ........................................      (423,588)      (277,026)
                                                    ===========    ===========


Deficit, beginning
  of period .....................................    (3,229,844)    (1,542,901)
                                                    -----------    -----------

Deficit, end of period ..........................   $(3,653,432)   $(1,819,927)
                                                    ===========    ===========

Loss per share of common stock
 Loss from continuing operations ................          (.03)           Nil
 Loss from discontinued operations ..............          (.03)          (.04)
                                                    -----------    -----------
 Net loss .......................................          (.06)          (.04)
                                                    ===========    ===========

Weighted average number
  of common shares outstanding ..................     6,983,310      6,825,000

               The accompanying notes are an integral part of the
                              financial statements.

                        MACE SECURITY INTERNATIONAL, INC.

                                 BALANCE SHEETS

                                   (Unaudited)

                                                         March 31,     December 31,
                                                           1998            1997
                                                                        (Restated)
                                                       ------------    ------------
ASSETS
Current assets:
  Cash and cash equivalents ........................   $  1,115,475    $  1,146,212
  Accounts receivable, less allowance for
    doubtful accounts
    ($64,454; 1998; $113,076; 1997) ................      1,482,120       1,880,565
  Inventories:
    Finished goods .................................        672,803         539,894
    Work in process ................................        176,138         175,699
    Raw material and supplies ......................        502,914         622,586
  Prepaid expenses .................................        346,925         314,438
                                                       ------------    ------------
    Total current assets ...........................      4,296,375       4,679,394
Net assets of discontinued operations ..............      4,995,077       5,346,731
Property and equipment, Net ........................      1,116,285         976,474
Intangibles, Net ...................................      1,767,412       1,729,705
Other assets .......................................        189,534         136,362
                                                       ------------    ------------

    Total Assets ...................................   $ 12,364,683    $ 12,868,666
                                                       ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable ....................................         20,744          30,728
  Current maturities of long-term debt .............        116,040         113,210
  Accounts payable .................................        435,150         333,735
  Accrued liabilities ..............................        399,610         548,624
  Corporate income taxes payable ...................         12,136           8,000
                                                       ------------    ------------
  Total current liabilities ........................   $    983,680       1,034,297

Long-term debt .....................................      1,630,427       1,660,205
                                                       ------------    ------------
    Total liabilities ..............................      2,614,107       2,694,502
                                                       ------------    ------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, par value $.01 per share;
    authorized 2,000,000 shares; no shares issued
  Common stock, par value $.01 per share;
    authorized 18,000,000 shares; issued
    7,081,666 and 7,081,666 shares
   in 1998 and 1997, respectively ..................         70,817          70,817
  Additional paid in capital .......................     13,333,191      13,333,191
  Deficit ..........................................     (3,653,432)     (3,229,844)
                                                       ------------    ------------
    Total stockholders' equity .....................      9,750,576      10,174,164
                                                       ------------    ------------

    Total Liabilities and Stockholders' equity .....   $ 12,364,683    $ 12,868,666
                                                       ============    ============

               The accompanying notes are an integral part of the
                              financial statements.

                        MACE SECURITY INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                           INCREASE (DECREASE) IN CASH


                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                      1998            1997
                                                      ----            ----
Operating activities:
  Net loss ....................................   $  (423,588)   $  (277,026)
  Adjustments to reconcile Net loss to
     Net cash provided by operating activities:
    Depreciation ..............................       115,973        110,962
    Amortization ..............................        69,347         65,746
    Allowance for bad debts ...................        11,119         11,473
    Changes in assets and liabilities:
    Accounts receivable .......................       387,326        919,380
    Inventories ...............................       (13,676)       (77,709)
    Prepaid expenses ..........................       (32,487)       (27,374)
    Discontinued operations ...................       351,654
    Accounts payable ..........................       101,415       (443,135)
    Accrued liabilities .......................      (149,014)       (45,489)
    Corporate income tax payable ..............         4,136          8,000
    Other assets ..............................      (160,226)       (32,060)
                                                  -----------    -----------
      Net cash provided by operating
        activities ............................       261,979        212,768
                                                  -----------    -----------

Investing activities:
 Purchase of property and equipment ...........      (255,784)       (22,550)

Financing activities:
  Payment of principal of long-term debt ......       (26,948)       (80,832)
  Payment of notes payable ....................        (9,984)            --
                                                  -----------    -----------
      Net cash used in financing
       activities .............................       (36,932)       (80,832)
                                                  -----------    -----------

Net increase (decrease) in cash ...............       (30,737)       109,386

Cash:
  Beginning of period .........................     1,146,212        345,554
                                                  -----------    -----------
 End of period ................................   $ 1,115,475    $   454,940
                                                  ===========    ===========

               The accompanying notes are an integral part of the
                              financial statements.

                        MACE SECURITY INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                    --------


1. MANAGEMENT OPINION

In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting of only normal, recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results of any interim period are not necessarily indicative of results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1997.

2. EARNINGS PER SHARE

Earnings per share on common stock are computed using the weighted average number of shares of common stock outstanding during each period presented. The Company adopted Financial Accounting Standard No. 128 for the year ended December 31 1997. The income/(loss) per common share for the three months ended March 31, 1998 and 1997 have been calculated in accordance with this Standard.

3. LONG TERM DEBT

In September 1997, the Company refinanced its long-term debt with the First National Bank of New England ("FNB"). Two term loans totaling $1,800,000 bearing interest at prime plus 1.50% (10.0% at December 31, 1997) payable in monthly installments of $23,791, including interest, due October 1, 2007, were obtained. Of the proceeds, $593,750 was used to pay off the KeyBank National Association ("Key") long-term debt. Additionally, a $250,000 line of credit bearing interest at prime plus 1% (9.5% at December 31, 1997) due May 31, 1998 was obtained. No amounts have been drawn on this line of credit.

These facilities include certain dividend restrictions and are collateralized by the following: (a) assignment of life insurance owned by the Company on the life of the current President and Chief Executive Officer; and (b) first priority security interest in all inventory and all other assets of the Company. All three facilities are personally guaranteed by the current President and Chief Executive Officer of the Company. The Company plans to pay off the loan to FNB simultaneously with the closing of the Transaction with AHI (See below and "Subsequent Events").

Prior to this refinancing event, promissory notes to TransTechnology Corporation relating to the acquisition of the assets of Federal Laboratories, was paid in full with cash from operations.

4. INCOME TAXES

The Company's income tax expense for the three months ended March 31, 1998 and March 31, 1997 represent corporate franchise taxes.

5.  COMMITMENTS AND CONTINGENCIES

As disclosed in the Company's 1994 Form 10-KSB, on January 25, 1994 a suit was filed by Carmeta Gentles on her own behalf and as personal representative of the estate of Robert Gentles in Ontario Court (General Division), Ontario, Canada, claiming intentional or negligent manufacture and distribution of the Mark V Mace(R) brand defense spray unit and that its contents contributed to the suffering and death of Robert Gentles while in the Kingston Penitentiary in October 1993. The Company was added as a party defendant on February 8, 1995. The plaintiff seeks five million dollars in damages. The Company forwarded this suit to its insurance carrier for defense. Based on discussion with Company's counsel and insurance carrier, the Company does not anticipate that this claim will result in the payment of damages in excess of the Company's insurance coverage.

As disclosed in the Company's Form 10-QSB for the quarter ended June 30, 1995, on April 19, 1995 a suit was filed by Elaine Thomlinson, et al., in Ontario Court (General Division), Ontario, Canada, claiming unspecified damages to multiple school children for personal injuries, pain and suffering, emotional trauma and financial loss and expense in consequence of their exposure to noxious and hazardous substances while participating in a simulated emergency exercise conducted at a local school by municipal authorities. The Company forwarded this suit to its insurance carrier for defense. Based on discussion with Company's counsel and insurance carrier, the Company does not anticipate that this claim will result in the payment of damages in excess of the Company's insurance coverage.

6. DISCONTINUED OPERATIONS

As more fully detailed under Management's Discussion and Analysis of Financial Condition and Results of Operations-Subsequent Events, on April 2, 1998, the Company entered into an agreement to sell substantially all of the assets of the Law Enforcement division. Accordingly, the operating results of the Law Enforcement division have been segregated from continuing operations and reported as a separate line item on the statements of operations.

The Company has restated its March 31, 1997 financial statements to present the operating results of the Law Enforcement division as a discontinued operation. The assets of the Company's Law Enforcement division (those assets subject to sale) have been reflected as net assets of discontinued operations on the Company's balance sheet at March 31, 1998 and 1997.

The terms of the agreement provide for a sale of the assets of the Company's Law Enforcement division at the assets' net book value for fixed assets and intangibles as at December 31, 1997 and, for inventory, at the net book value on the date of closing. As such, the Company does not anticipate a gain or loss on the sale of the discontinued operations.

The Company intends to use the proceeds to reduce debt and provide capital for future expansion and acquisitions.

The operating results of the Company's discontinued Law Enforcement division are as follows:

Three Months Ended March 31           1998           1997
------------------------------------------------------------

Net sales                         $ 1,757,742    $ 1,656,130
     Cost of sales                  1,266,697      1,110,208
                                  -----------    -----------
Gross Profit                          491,045        545,922
Operating expenses:
     General and administrative       410,502        560,172
     Selling                          263,790        254,503
                                  -----------    -----------
Net loss                             (183,247)      (268,453)
                                  ===========    ===========

Operating expenses, including general and administrative and selling costs, have generally been allocated between continuing operations and discontinued operations consistent with the Company's historical methodology for allocating such costs.

Certain general and administrative expenses, however, including rent and related occupancy costs, which were historically allocated to the Law Enforcement division, will likely continue subsequent to the closing date. Such expenses are not material.

Interest on borrowings under the Company's long-term debt was allocated to discontinued operations based on the Company's historical methodology for allocating such costs.

The estimated cost of severance and benefits of the Law Enforcement division employees has not been determined, however, such amounts are not expected to be material.

The Company has net operating loss carryforwards. To the extend there is taxable gain resulting from the sale of the assets of the Law Enforcement division, such carryforwards are expected to offset any income taxes applicable to the sale.

The components of the net assets of discontinued operations, as included in the Company's balance sheets at March 31, 1998 and 1997, follow:

March 31/December 31        1998         1997
------------------------------------------------

Inventories              $2,557,923   $2,636,526
Property and Equipment    1,531,406    1,721,487
Intangibles                 905,748      988,718
                         ----------   ----------
Total net assets         $4,995,077   $5,346,731
                         ==========   ==========

Accounts receivable and all liabilities of the Law Enforcement division will be retained by the Company and, as such, are not included as net assets of discontinued operations.

7. PRO FORMA FINANCIAL INFORMATION

The Company's pro forma financial statements, as illustrated below, give effect to the sale of the Law Enforcement division assets, as if such transaction had occurred, for balance sheet purposes, on December 31, 1997 and, for statement of operations purposes, on January 1, 1997. These pro forma financial statements should be read in conjunction with the Company's financial statements and related notes. The pro forma information is not necessarily indicative of the results that would have been reported had the sale of the Company's Law Enforcement division actually occurred on the dates specified, nor is it indicative of the Company's future results.


                        PRO FORMA CONDENSED BALANCE SHEET

                                         March 31,   December 31,
                                           1998          1997
                                           ----          ----

Assets
     Cash                              $ 4,364,085   $ 4,719,528
     Other current assets                3,180,900     3,533,182
     Property and equipment              1,116,285       976,474
     Intangibles and other               1,956,946     1,866,067
                                       -----------   -----------
                                       $10,618,216   $11,095,251
                                       ===========   ===========
Liabilities and Stockholder's Equity
     Current liabilities               $   867,640   $   921,087
     Long-term debt                             --            --
     Stockholders' equity                9,750,576    10,174,164
                                       -----------   -----------
                                       $10,618,216   $11,095,251
                                       ===========   ===========


                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                            MARCH 31,    MARCH 31,
                              1998         1997
                              ----         ----

Net sales                  $ 669,413    $ 682,428
Cost of sales                360,204      350,024
                           ---------    ---------
Gross profit                 309,209      332,404
Operating expenses           545,749      335,677
                           ---------    ---------
Operating loss              (236,540)      (3,273)
Other items                   (1,851)      (3,344)
                           ---------    ---------
Loss before income taxes    (238,391)      (6,617)
Income tax expense             1,950        1,956
                           ---------    ---------
Net loss                   $(240,341)   $  (8,573)
                           =========    =========

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following can be interpreted as including forward looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are typically identified by the words "intends", "plans", "effort", "anticipates", "believes", "expects", or words of similar import. Various important factors that could cause actual results to differ materially from those expressed in the forward looking statements are identified below and may vary significantly based on a number of factors including, but not limited to, marketing success, product development, production, manufacturing costs, competitive conditions and the change in economic conditions of the various markets the Company serves. Actual future results may differ materially from those suggested in the following statements.

For the three months ended March 31, 1998 of continuing operations only

The following discussion should be read in conjunction with the accompanying financial statements and notes thereto.

RESULTS OF OPERATIONS:

Net sales for the three-month period ended March 31, 1998 decreased $13,015 or 2% compared to the same period in 1997. This decrease is principally due to lower Consumer division sales offset by retail sales of the Company's Mace Security Centers(TM). Consumer division sales decreased by $211,508 for the three months ended March 31, 1998 as compared to the same period in 1997. Retail sales from the newly acquired Mace Security Centers(TM) were $148,793 for the three months ended March 31, 1998.

Gross profit was 46.2% of net sales for the three months ended March 31, 1998 as compared to 48.8% for the similar period in 1997.

Operating expenses were 81.5% of net sales for the three months ended March 31, 1998 as compared to 49.2% for the corresponding period in 1997.

General and administrative expenses increased 45.1% to $335,005 for the three months ended March 31, 1998 as compared to the same period in 1997. This increase is principally due to $91,791 and $27,298 of general and administrative expenses of Mace Security Centers(TM) and Mace Anti Crime Bureau(TM), respectively, which did not exist in the same period in 1997. Additionally, general and administrative expenses of $37,232 were incurred in the three months ended March 31, 1998 for the launching of the Company's franchising program.

Selling expenses for the three months ended March 31, 1998 increased 102% to $210,744 as compared to the same period in 1997. As with general and administrative expenses the principal reason for the increase was $83,335 of selling expenses of Mace Security Centers(TM) and Mace Anti Crime Bureau(TM) which did not exist in the same period in 1997.


Other expense, net was $1,851 and $3,344 for the three month periods ended March 31, 1998 and 1997 respectively.

LIQUIDITY AND CAPITAL RESOURCES:

Cash decreased by $30,737 during the quarter ended March 31, 1998 as a result of accounts receivable reduction due to a decrease in sales and a decrease in accrued expenses partially offset by an increase in accounts payable.

Accounts receivable decreased $387,326 during the three months ended March 31, 1998 principally due to a reduction in net sales from the fourth quarter of 1997 as compared to the first quarter of 1998.

Accounts payable and accrued expenses increased by $47,599 during the three months ended March 31,1998.

In April 1997, the Company's President and the Company's Chairman of the Board supplied the Company with lines of credit for up to $375,000 each ($750,000 in total) with interest at prime plus 1.25%. The lines of credit expired in September 1997. No amounts were drawn on these lines.

In September 1997, the Company refinanced its long-term debt with the First National Bank of New England ("FNB"). Two term loans totaling $1,800,000 bearing interest at prime plus 1.50% (10.0% at December 31, 1997) payable in monthly installments of $23,791, including interest, due October 1, 2007, were obtained. Of the proceeds, $593,750 was used to pay off the Key long-term debt. Additionally, a $250,000 line of credit bearing interest at prime plus 1% (9.5% at December 31, 1997) due May 31, 1998 was obtained. No amounts have been drawn on this line of credit.

These facilities include certain dividend restrictions and are collateralized by the following: (a) assignment of life insurance owned by the Company on the life of the current President and Chief Executive Officer; and (b) first priority security interest in all inventory and all other assets of the Company. All three facilities are personally guaranteed by the current President and Chief Executive Officer of the Company. The Company plans to pay off the loan to FNB simultaneously with the closing of the Transaction with AHI (See below and "Subsequent Events").

Prior to this refinancing event, promissory notes to TransTechnology Corporation relating to the acquisition of the assets of Federal Laboratories, was paid in full with cash from operations.

Item 3. Subsequent Events

On April 2, 1998, the Company entered into an agreement (the "Purchase Agreement") with Armor Holdings, Inc. ("AHI") and its wholly-owned subsidiary for the sale of substantially all of the assets of the Company's Law Enforcement division to AHI (the "Transaction"). The terms of the Purchase Agreement require that, in conjunction with the sale of assets, the Company license to AHI the use of Mace(R) and related trademarks and a patent for use by AHI in the Law Enforcement market only. The sale is subject to, among other things, approval by holders of a majority of the Company's Common Stock and receipt by the Company of an opinion that the Transaction is fair, from a financial point of view. The Transaction is expected to close in June 1998.

The Company expects to apply approximately $1,750,000 of the purchase price received to pay off the amount due to FNB under its term loans. In addition, $600,000 of the purchase price will be retained by AHI to secure, among other things, the Company's obligations under the representations and warranties in the Purchase Agreement. The remainder of the purchase price will be available to the Company for the purposes deemed to be appropriate by the Company's Board of Directors. While the Company has no definitive plans, some or all of the remaining purchase price may be used for acquisitions, among other things. Such acquisitions may include companies or assets not consistent with the Company's historical business.

Pursuant to the terms of the Purchase Agreement, the Company will sell to AHI all of the fixed assets, intangibles and inventory of the Law Enforcement division. AHI will also receive a 99-year paid-up license to exploit the Mace(R) brand and other related trademarks in the law enforcement market only, which is made up of law enforcement, military, correctional and certain governmental agencies. The assets of the Law Enforcement division constitute approximately 40% of the Company's assets.

The purchase price for the fixed assets and intangibles, including the license fee for the 99-year paid-up license, is $3,117,325 representing the book value as of December 31, 1997 plus an additional amount of $200,000, to cover certain expenses of the Transaction. The purchase price for inventory is $2,636,325 representing the book value at December 31, 1997, increased by inventory purchases since December 31, 1997, valued at the Company's standard cost and decreased by (i) sales of inventory from December 31, 1997 and (ii) inventory related to unshipped orders that AHI has not agreed to fill.

The Company will retain its cash and accounts receivable from the Law Enforcement division. The purchase price will be paid in cash or other immediately available funds. The Company does not anticipate any material tax implications resulting from the Transaction. To the extent there is taxable gain resulting from the Transaction, the Company will utilize its net operating loss carry forward to cover the taxes, if any, resulting from the sale.

PART II - OTHER INFORMATION

Item 1 - Legal Proceedings

The Company is not aware of any legal proceedings other than those disclosed in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. There have been no material changes or activity in any of the proceedings disclosed in such Annual Report.

Although the Company is not aware of any substantiated claim of permanent personal injury from its products, the Company is aware of recent reports of incidents in which, for example, defense spray products have been mischievously or improperly used, in some case by minors, have not been instantly effective or have been ineffective against enraged or intoxicated individuals. Incidents of this type, or others, could give rise to product liability or other claims; or to claims that past or future advertising, packaging or other practices should be, or should have been, modified, or that regulation of products of this nature should be extended or changed.

Item 6 - Exhibits and Reports on Form 8-K

      (a) Exhibits                                (27) Financial Data Schedule

      (b) Reports on Form 8-K                     None

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          MACE SECURITY INTERNATIONAL, INC.




Date: May 14, 1998                        --------------------------------
                                          Jon E. Goodrich, President



Date: May 14, 1998                        --------------------------------
                                          Mark A. Capone, Treasurer
                                          Chief Financial Officer, VP Finance

                                                                           DRAFT

                                 Form 10-KSB/A-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1997

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from               to
                               -------------    -------------

                Commission File Number         69270-NY
                                       ---------------------

                        MACE SECURITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                          03-0311630
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

160 Benmont Avenue, Bennington, Vermont           05201
-------------------------------------------------------
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:               (802) 447-1503
                                                                  --------------

Securities registered pursuant to Section 12(b) of the Act:                 None
                                                                            ----

Securities registered pursuant to Section 12(g) of the Act:

                                  Common Stock

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes  X    No
                                      -----    -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B (ss.229.405) is not contained herein, and no disclosure will be contained, to the best of registrant's knowledge, in definite proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [ ].

The registrant's net sales for 1997 were $9,830,591.

As of April 8, 1998 the aggregate market value of the voting stock held by non-affiliates of the registrant, based on the closing price of $1.3125 on that date, was $5,990,292.

As of April 8, 1998 the registrant had issued and outstanding 7,081,666 shares of Common Stock.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following can be interpreted as including forward looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are typically identified by the words "intends", "plans", "effort", "anticipates", "believes", "expects", or words of similar import. Various important factors that could cause actual results to differ materially from those expressed in the forward looking statements are identified below and may vary significantly based on a number of factors including, but not limited to, marketing success, product development, production, manufacturing costs, competitive conditions, and the change in economic conditions of the various markets the Company serves. Actual future results may differ materially from those suggested in the following statements.

RESULTS OF OPERATIONS

Year Ended December 31, 1997 compared to Year Ended December 31, 1996.

      The following discussion should be read in conjunction with the accompanying Financial Statements and Notes thereto.

      Net sales decreased by $993,612 or 9.2% in 1997 compared to 1996. The major component contributing to this decrease is a 40.1% decline in the Consumer division sales from $4,437,020 in 1996 to $2,657,354 in 1997. This decline was offset in part by an increase in Law Enforcement sales to $6,917,627 in 1997 from $6,387,183 in 1996, as well as the additional net sales of $255,609 provided by the Company's new subsidiaries acquired in 1997. Substantially all categories of the Consumer defense spray market realized a sales decrease in 1997 as compared to 1996, which coincides with the continuing trend exhibited by the declining defense spray market.

      Gross profit as a percent of sales decreased to 28.7% as compared to 39.1% in 1996. Gross profit from the Law Enforcement division decreased to 24.0% in 1997 from 33.5% in 1996. Gross profit from the Consumer Division deceased to 38.1% in 1997 from 47.1% in 1996. Decreases in gross profit margins for the Law Enforcement Division were attributable to a combination of items including the strenght of the US dollar and its negative impact on export pricing, continued strong competitive bidding for international business, book to physical inventory adjustments and additions to inventory reserves for slow moving and obsolete items. Decreases to gross profit margins for the Consumer Division were attributable to a change in product mix to lesser margin buy-sell products as well as additions to inventory reserves for slow moving and obsolete items.

      General, administrative and selling expenses overall increased 0.6% in 1997 compared to 1996. As a percentage of net sales, these expenses increased to 45.8% in 1997 from 41.4% in 1996.

      General and administrative expenses increased by $75,483 or 2.9% in 1997 compared to 1996. As a percent of net sales, these expenses increased from 27.3% and 24.1% for 1997 and 1996, respectively, as a result of lower sales in 1997.

      Selling expenses decreased by $49,059 or 2.6% in 1997 compared to 1996. As a percentage of net sales, these expenses increased to 18.6% in 1997 from 17.3% in 1996.

      Operating loss as a percentage of net sales increased to 17.2% in 1997 from 2.3% in 1996.

      Other income/expense was income of net amounts $8,448 in 1997 compared to income of $7,175 in 1996. These net amounts are comprised of interest income and rents from sublets on the Company's leased facility and interest expense on the Company's term loan with FNB. (See "-Liquidity and Capital Resources)."

      The Company is currently considering acquisitions opportunities in the event the Transaction with AHI is consummated. Acquisitions will be necessary to fill the void from the disposal of the Company's Law Enforcement division."

LIQUIDITY AND CAPITAL RESOURCES

      In October 1996, the Company entered into a credit agreement with KeyBank National Association ("Key") which provided for a maximum of $2,000,000 of credit (the "credit agreement") and was subject to a borrowing base formula. The amounts outstanding under the credit agreement were secured by virtually all of the Company's then owned and after-acquired assets.

      The credit agreement was separated into two "facilities". One facility provided for a $750,000 term loan maturing October 1, 2000, calling for monthly principal payments of $15,625 plus accrued interest at the Key's "base rate" plus 1.25% (9.5% on December 31, 1996). The Company drew fully on the term loan and used the proceeds to pay off the term loan with Vermont National Bank that totaled $395,823, including interest, and used the remaining $354,177 for working capital purposes.

      The second facility, a $250,000 line of credit, which originally matured on October 1, 1998 and called for interest to be paid monthly at Key's "base rate" plus 1.25% (9.25% as of December 31, 1996) was canceled on ____________, 1997. No amounts were drawn on this facility.

      The credit agreement contained various covenants which included the maintenance of certain financial ratios and limitations on capital expenditures, debt and dividends. As of December 31, 1996, the Company was in violation of most of these covenants. The Company obtained a waiver of these violations for the year ended December 31, 1996 and for the 10 months ended October 31, 1997.

      In April 1997, the Company's President and the Company's Chairman of the Board supplied the Company with lines of credit for up to $375,000 each ($750,000 in total) with interest at prime plus 1.25%. The lines of credit expired in September 1997. No amounts were drawn on these lines.

      In September 1997, the Company refinanced its long-term debt with the First National Bank of New England ("FNB") rm loans totaling $1,800,000 bearing interest at prime plus 1.50% (10.0% at December 31, 1997) payable in monthly installments of $23,791, including interest, due October 1, 2007, were obtained. Of the proceeds, $593,750 was used to pay off the Key long-term debt. Additionally, a $250,000 line of credit bearing interest at prime plus 1% (9.5% at December 31, 1997) due May 31, 1998 was obtained. No amounts have been drawn on this line of credit.

      These facilities are collateralized by the following: (a) assignment of life insurance owned by the Company on the life of the current President and Chief Executive Officer; and (b) first priority security interest in all inventory and all other assets of the Company. All three facilities are personally guaranteed by the current President and Chief Executive Officer of the Company. The Company plans to pay off the loan to FNB simultaneously with the closing of the Transaction with AHI (See "Subsequent Event").

      Prior to this refinancing event, promissory notes to TransTechnology Coproration relating to the acquisition of the assets of Federal Laboratories, was paid in full with cash from operations.

      At December 31, 1997, the Company's open orders totalled $1,099,455 as compared to $1,681,463 for the prior year-end. Open orders are orders that have not yet been manufactured but are scheduled for production and delivery.

      Inventory decreased $1,251,174 in 1997, including: a) physical count adjustments relating to the December 31, 1997 physical inventory in the amount of $418,000, b) an adjustment relating to corrected production standards (lower of cost or market) and other write-downs in the aggregate amount of $440,000, and c) other production related inventory adjustments in the amount of $159,000 (See Note 1 to "Notes to Consolidated Financial Statements"). It is anticipated that added cost accounting expertise, periodic test counts to verify book inventory balances and timely reviews of costing standards will improve the Company's internal controls and avoid book to physical adjustments in the future.

      For the year ended December 31, 1997, capital expenditures were $238,726 compared to $304,403 in 1996.

      Additionally, the Company is a party to a real estate purchase agreement with the Vermont Economic Development Authority (VEDA) for the purchase of the Center and North Wings of its headquarters, after the satisfaction or waiver of certain contingencies by VEDA. The Company cannot predict when, or if, these contingencies will be met. The purchase price is $1,000,000, payable by delivery of $150,000 in cash and a promissory note to VEDA for $850,000 at 4% interest per annum, based on a 20 year amortization schedule with a balloon payment of $100,000 due at the end of ten years. (See "Properties"). The Company has deposited $75,000 of the total cash portion into an escrow account as required by the agreement. (See Note 10 to "Notes to Financial Statements").

      On April 2, 1998, the Company entered into an agreement (the "Purchase Agreement") with Armor Holdings, Inc. and its wholly-owned subsidiary (together "AHI") for the sale of substantially all of the assets of the Company's Law Enforcement division (the "Transaction"). The terms of the Purchase Agreement require that, in conjunction with the sale of assets, the Company license to AHI the use of Mace(R) and relatedtrademarks and a patent for use by AHI in the Law Enforcement market only. The sale is subject to, among other things, approval by holders of a majority of the Company's Common Stock and receipt by the Company of an opinion that the Transaction is fair, from a financial point of view. The Transaction is expected to close in June 1998.

      The Company expects to apply approximately $175,000 of the purchase price received to pay off the amount due to FNB under its term loans. In addition, the Company will deliver $600,000 of the purchase price to AHI to be held in escrow to secure the Company's obligations under the representations and warranties in the Purchase Agreement. The remainder of the purchase price will be available to the Company for the purposes deemed to be appropriate by the Company's Board of Directors. While the Company has no definitive plans, some or all of the remaining purchase price may be used for acquisitions, among other things. Such acquisitions may include companies or assets non consistent with the Company's historical business.

      Pursuant to the terms of the Purchase Agreement, the Company will sell to AHI all of the fixed assets, intangibles and inventory of the Law Enforcement division. AHI will also receive a 99-year paid-up license to exploit the Mace brand and other related trademarks in the law enforcement market only, which is made up of law enforcement, military, correctional and certain governmental agencies. The assets of the law Enforcement division constitute a substantial part of the Company's assets.

      The agreed purchase price for the fixed assets and intangibles, including the license fee for the 99-year paid-up license, is the book value as of December 31, 1997 ($3,117,325) plus an additional amount of $200,000, which the Company anticipates spending to tranport the assets to AHI. The agreed purchase price for inventory is the book value at December 31, 1997 ($2,636,325), increased by inventory purchases since December 31, 1997, valued at the Company's standard cost and decreased by (I) sales of inventory from December 31, 1997 and (ii) inventory related to unshipped orders that AHI has not agreed to fill.

      The Company will retain its cash and accounts receivable from the law Enforcement division, estimated at approximately $2,000,000. The purchase price will be paid in cash or other immediately available funds. The Company does not anticipate any material tax implications resulting from the Transaction. To the extent there is taxable gain resulting from the Transaction, the Company will utilize its net operating loss carry forward to cover the taxes, if any, resulting from the sale.

                        MACE SECURITY INTERNATIONAL, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                       Page No.

Reports of Independent Accountants                                     F-2, F-2A

Consolidated Balance Sheets at December 31, 1997 and 1996              F-3

Consolidated Statements of Operations
  for the Years Ended December 31, 1997 and 1996                       F-4

Consolidated Statements of Stockholders' Equity
  for the Years Ended December 31, 1997 and 1996                       F-5

Consolidated Statements of Cash Flows for the Years
  Ended December 31, 1997 and 1996                                     F-6

Notes to Consolidated Financial Statements                             F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Mace Security International, Inc.


We have audited the accompanying consolidated balance sheet of Mace Security International, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mace Security International, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


URBACH KAHN & WERLIN PC


Albany, New York
February 26, 1998

                        MACE SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996

                                                                                      1997            1996
                                                                                  ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents ..................................................   $  1,146,212    $    345,554
   Accounts receivable, net ...................................................      1,880,565       2,567,920
   Inventories:
      Finished goods ..........................................................      1,712,082       1,729,882
      Work in process .........................................................        788,247       1,184,590
      Raw material and supplies ...............................................      1,474,376       2,311,407
   Prepaid expenses and other .................................................        314,438         171,271
                                                                                  ------------    ------------
      Total current assets ....................................................      7,315,920       8,310,624
Property and equipment, net ...................................................      2,697,961       2,919,230
Intangibles, net ..............................................................      2,718,423       2,761,193
Other assets ..................................................................        136,362         131,543
                                                                                  ------------    ------------

      Total Assets ............................................................   $ 12,868,666    $ 14,122,590
                                                                                  ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable ..............................................................   $     30,728    $         --
   Current maturities of long-term debt .......................................        113,210         949,827
   Accounts payable ...........................................................        333,735       1,012,777
   Accrued liabilities ........................................................        556,624         411,233
                                                                                  ------------    ------------
      Total current liabilities ...............................................      1,034,297       2,373,837
Long-term debt, net of current maturities .....................................      1,660,205         143,271
                                                                                  ------------    ------------
      Total liabilities .......................................................      2,694,502       2,517,108
                                                                                  ------------    ------------

Commitments and contingencies (Note 10)

Stockholders' equity:
   Preferred stock, par value $.01 per share;
      authorized 2,000,000 shares; no shares issued
   Common stock, par value $.01 per share; authorized 18,000,000 shares; issued and outstanding 7,081,666 shares
      in 1997, 6,825,000 shares in 1996 .......................................         70,817          68,250
   Additional paid-in capital .................................................     13,333,191      13,080,133
   Deficit ....................................................................     (3,229,844)     (1,542,901)
                                                                                  ------------    ------------
      Total Stockholders' equity ..............................................     10,174,164      11,605,482
                                                                                  ------------    ------------

      Total Liabilities and Stockholders' equity ..............................   $ 12,868,666    $ 14,122,590
                                                                                  ============    ============

                   The accompanying notes are an integral part
                          of the financial statements.

                        MACE SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1997 and 1996


                                                     1997              1996
                                                 ------------      ------------

Net sales ..................................     $  9,830,591      $ 10,824,203

Cost of sales ..............................        7,011,829         6,596,992
                                                 ------------      ------------

         Gross profit ......................        2,818,762         4,227,211

Operating expenses:
  General and administrative ...............        2,681,528         2,606,045
  Selling ..................................        1,824,825         1,873,884
                                                 ------------      ------------

         Operating loss ....................       (1,687,591)         (252,718)

Other income (expense):
  Write down of long-lived assets ..........               --           (28,453)
  Interest income ..........................           32,130            22,646
  Interest expense .........................         (121,877)          (97,998)
  Other income .............................           98,195           110,980
                                                 ------------      ------------
                                                        8,448             7,175
                                                 ------------      ------------

         Loss before income tax expense ....       (1,679,143)         (245,543)

Income tax expense .........................            7,800             6,805
                                                 ------------      ------------

         Net loss ..........................     $ (1,686,943)     $   (252,348)
                                                 ============      ============

         Net loss per common share .........     $       (.24)     $       (.04)
                                                 ============      ============

         Weighted average number of
         common shares outstanding .........        6,819,918         6,920,023
                                                 ============      ============

               The accompanying notes are an integral part
                          of the financial statements.

                        MACE SECURITY INTERNATIONAL, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 1997 and 1996

                                                        Common Stock            Additional
                                                    Shares          Par      Paid-in Capital      Deficit
                                                 ------------   ------------   ------------    ------------
Balance at January 1, 1996                          6,805,000   $     68,050   $ 13,025,471    $ (1,290,553)

Shares issued to officer                               20,000            200         27,600              --

Fair value of 30,000 stock options
issued to consultants                                      --             --         27,062              --

Net loss                                                   --             --             --        (252,348)
                                                 ------------   ------------   ------------    ------------
Balance at December 31, 1996                        6,825,000         68,250     13,080,133      (1,542,901)

Shares issued for MSP Retail, Inc. acquisition        176,666          1,767        163,858              --

Shares issued for MSP, Inc. acquisition                80,000            800         89,200              --

Net loss                                                   --             --             --      (1,686,943)
                                                 ------------   ------------   ------------    ------------

Balance at December 31, 1997                        7,081,666   $     70,817   $ 13,333,191    ($ 3,229,844)
                                                 ============   ============   ============    ============

                   The accompanying notes are an integral part
                          of the financial statements.

                        MACE SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1997 and 1996

                                                                   1997           1996
                                                               -----------    -----------
Operating activities:
    Net loss ...............................................   $(1,686,943)   $  (252,348)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
           Depreciation ....................................       454,247        445,018
           Amortization ....................................       268,994        267,222
           Allowance for bad debts .........................       (47,905)        53,003
           Gain on sale of assets ..........................        (1,996)       (10,249)
           Write down of long-lived assets .................            --         28,453
           Fair value of stock options issued to consultants            --         27,062
           Shares issued as compensation ...................            --         27,800
    Changes in:
           Accounts receivable .............................       735,260     (1,530,941)
           Inventories .....................................     1,334,307        702,869
           Prepaid expenses and other ......................      (115,087)       265,594
           Accounts payable ................................      (679,042)       394,124
           Accrued liabilities .............................       145,391       (123,683)
           Other assets ....................................       (12,459)       (12,483)
                                                               -----------    -----------
             Net cash provided by operating activities .....       394,767        281,441
                                                               -----------    -----------

Investing activities:
    Purchases of property and equipment ....................      (238,726)      (304,403)
    Proceeds from sale of property and equipment ...........        13,744         29,850
    Acquisition of subsidiaries ............................       (51,372)            --
                                                               -----------    -----------
             Net cash used in investing activities .........      (276,354)      (274,553)
                                                               -----------    -----------

Financing activities:
    Payment of principal on long-term debt .................      (525,933)      (392,080)
    Proceeds from long-term debt ...........................     1,206,250        375,753
    Payment of notes payable ...............................        (3,272)      (127,797)
    Proceeds from notes payable ............................        34,000             --
    Debt issue costs .......................................       (28,800)       (22,848)
                                                               -----------    -----------
            Net cash provided by (used in)
               financing activities ........................       682,245       (166,972)
                                                               -----------    -----------

Net increase (decrease) in cash and cash equivalents .......       800,658       (160,084)

Cash and cash equivalents:
    Beginning of year ......................................       345,554        505,638
                                                               -----------    -----------
    End of year ............................................   $ 1,146,212    $   345,554
                                                               ===========    ===========

                   The accompanying notes are an integral part
                          of the financial statements.

                        MACE SECURITY INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    DESCRIPTION OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description of organization:

            Mace Security International, Inc. (Mace) is incorporated under the laws of the state of Delaware. Mace and its subsidiaries' revenues are generated primarily through the manufacture, distribution and sale of defense sprays, tear gas grenades, projectiles, cartridges and other self-defense and personal safety products for the consumer and law enforcement markets.

      Summary of significant accounting policies:

      Principles of consolidation:

            The consolidated financial statements include the accounts of Mace and its wholly-owned subsidiaries, MSP, Inc., MSP Retail, Inc., and Mace Security Centers, Inc. (collectively referred to as the Company). All intercompany accounts and transactions have been eliminated.

      Revenue recognition:

            Substantially all revenue from domestic sales is recognized when shipments are made and export sales are recognized when title has passed.

      Cash and cash equivalents:

            Cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less.

      Accounts receivable:

            Accounts receivable are presented net of an allowance for doubtful accounts approximating $54,000 at December 31, 1997 ($102,000 at December 31, 1996).

      Inventories:

            Inventories, which are stated at the lower of cost (first-out method) or market, are net of valuation adjustments of $440,000 and $456,000 at December 31, 1997 and 1996 respectively.

            Cost of sales for the year ended December 31, 1997 includes approximately $1,017,000 attributable to lower of cost or market write downs. This adjustment was made in the fourth quarter of 1997.

      Property and equipment:

            Property and equipment are stated at cost.

            Depreciation is recorded using the straight-line method over the estimated useful lives of the assets.

            Significant additions or improvements extending assets' useful lives are capitalized; normal maintenance and repair costs are expensed as incurred.

            The cost of fully depreciated assets remaining in use are included in the respective asset and accumulated depreciation accounts. When items are sold or retired, related gains or losses are included in operations.

      Intangibles:

            Trademarks are stated at cost and are amortized on a straight-line basis over 15 years.

            The excess purchase price over fair values assigned to assets acquired is amortized on a straight-line basis over 15 years.

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. DESCRIPTION OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Research expense:

            Research and development expense, which is charged to operations as incurred, was approximately $81,000 in 1997 and $53,000 in 1996.

      Income taxes:

            The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable for future years to differences between financial statement and tax bases of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date.

            The provision for taxes is reduced by investment and other tax credits in the years such credits become available.

      Advertising:

            The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense was approximately $249,000 and $213,000 in 1997 and 1996, respectively.

      Net loss per common share:

            Loss per common share amounts have been computed using the weighted average number of common shares outstanding for the respective periods. Effective December 31, 1997, the Company adopted Statement of Financinal Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128). This standard requires the presentation of basic and diluted earnings, when applicable, per share. All outstanding options and warrants are anti-dilutive at December 31, 1997.

      Use of Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

      Disclosures about Fair Value of Financial Instruments:

            All financial instruments are held for purposes other than trading. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

             Cash and Cash Equivalents

                  The carrying amount approximates fair value because of the short term maturity of those instruments.

             Long Term Debt

                  The carrying value approximates fair value for variable rate debt.

      Impairment of long-lived assets

            During 1996, the Company adopted Statement of Financial Accounting Standards No. 121, (SFAS No. 121), the Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of".

            SFAS No. 121 requires that long-lived assets, including related goodwill, be reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

            Adoption of SFAS No. 121 resulted in an impairment charge included in other expense of $28,453 in 1996. The impaired assets were primarily trademarks.

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. DESCRIPTION OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Measurements of the impairment loss is based on fair value of the asset. Generally, fair value is determined using valuation techniques such as the present value of expected future cash flows.

      Recent Accounting Pronouncements

            In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 130 (SFAS No. 130), "Reporting Comprehensive Income", which establishes standards for reporting comprehensive income and its components in annual and interim financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods is required. The Company anticipates that adoption of SFAS No. 130 may expand or modify disclosures but will not have an impact on reported consolidated financial position, results of operations or cash flows.

            In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes standards for companies to report information about operating segments in annual financial statements, based on the approach that management utilizes to organize the segments within the Company for management reporting and decision making. In addition, SFAS No. 131 requires that companies report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. Financial statement disclosure for prior periods are required to be restated. The Company anticiates that adoption of SFAS No. 131 will expand disclosures but will not have an impact on reported consolidated financial positoin, results of operations or cash flows.

2.    SUPPLEMENTARY CASH FLOW INFORMATION

            In September 1997, the Company obtained long-term debt from the First National Bank of New England (See Note 7). As part of this refinancing, the Key Bank long-term debt of $593,750 was paid. This non-cash transaction has been excluded from proceeds from long-term debt, as well as payment of principal on long-term debt.

            In October 1996, the Company refinanced $395,823 of its long-term debt with Vermont National Bank through the issuance of long-term debt from KeyBank (See Note 7). This non-cash transaction has been excluded from payment of principal on long term debt and proceeds from long-term debt.

3.    PROPERTY AND EQUIPMENT

            The components of property and equipment are summarized below:


                                                 Estimated
                                              Useful Life (Yrs.)        1997               1996
                                              ------------------    -----------        -----------
Office furniture .........................           7              $   128,959        $   127,144
Computer equipment .......................           7                  428,769            386,608
Vehicles .................................           5                   46,501             37,285
Leasehold improvements ...................          31                1,628,553          1,539,976
Machinery and equipment ..................           5                2,217,610          2,130,302
                                                                     -----------        -----------
   Total property and equipment ..........                            4,450,392          4,221,315
Less: Accumulated depreciation ...........                           (1,752,431)        (1,302,085)
                                                                     -----------        -----------
   Property and equipment, net ...........                          $ 2,697,961        $ 2,919,230
                                                                    ===========        ===========

      Depreciation expense was $454,247 in 1997 and $445,018 in 1996. Expenditures for maintenance and repairs are charged to income as incurred and amounted to $113,429 in 1997 and $38,290 in 1996.

4.    INTANGIBLES

The components of intangibles are summarized below:

                                                          1997         1996
                                                        ----------   ----------
      Trademarks .....................................  $3,099,208   $3,099,208
      Trademark protection costs .....................     154,088      154,088
      Excess purchase price over fair value
           assigned to assets acquired ...............    634,470      422,405
                                                        ----------   ----------
        Total intangibles ............................  3,887,766    3,675,701
      Less: Accumulated amortization .................  1,169,343      914,508
                                                        ----------   ----------
        Intangibles, net .............................  $2,718,423   $2,761,193
                                                        ==========   ==========

      Amortization expense was $254,834 in 1997 and $251,794 in 1996.

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

5.    NOTES PAYABLE

            Notes payable at December 31, 1997 consist of an obligation to a financing company, payable in monthly installments with interest at 10.2% in 1997, and due Septemer 1998.

            In September 1997, the Company obtained a $250,000 working capital line of credit from First National Bank of New England bearing interest at prime plus 1% (9.5% at December 31, 1997) due May 31, 1998. No amounts have been drawn on this line of credit. The Company is using this line for the issuance of letters of credit for international purchases. The Company had $52,500 in letters of credit outstanding at December 31, 1997.

6.    ACCRUED LIABILITIES

            The components of accrued liabilities are summarized below:

                                                         1997             1996
                                                       --------         --------
Commissions ..................................         $130,833         $ 51,924
Customer prepayments .........................          107,643           70,482
Payroll and related expenses .................          109,552          120,661
Compensated absences .........................            8,524           22,101
Professional fees ............................           65,000           54,297
Advertising ..................................           64,571           30,000
Other ........................................           70,501           61,768
                                                       --------         --------
                                                       $556,624         $411,233
                                                       ========         ========
7.    LONG-TERM DEBT

            Long-term debt at December 31 consists of the following:

                                                                                   1997         1996
                                                                                ----------   ----------
      Notes payable--First National Bank of New England, bearing interest at prime plus 1.50% (10.0% at December 31, 1997)
        payable in monthly installments of $23,791, including
        interest, due October 1, 2007, collateralized by all assets
        of the Company ......................................................   $1,773,415           --

      Note payable--stockholder, payable in quarterly installments of $33,957 plus interest at prime in effect at the beginning
        of each quarter (8.25% at December 31, 1996) maturing January 1997 ..           --       33,957

      Note payable--stockholder, payable in quarterly installments in an amount equal to seven percent of annualized net sales of the Federal Laboratories division in excess of an agreed upon base plus interest at prime in effect at the beginning of each quarter (8.25% at December 31, 1996) with no set
        maturity date; collateralized by the equipment purchased in connection with the Federal Laboratories division acquisition.
        This liability was satisfied in 1997.................................           --      340,391

      Note payable--KeyBank bearing interest
        at the Bank's "base rate" plus 1.25% (9.5% at December 31,
        1996) payable in monthly installments of $15,625 plus interest, due October 1, 1998, collateralized by all assets of the Company.
        This liability was satisfied in 1997.................................           --      718,750
                                                                                ----------   ----------
                                                                                 1,773,415    1,093,098
      Less: Current maturities ..............................................      113,210      949,827
                                                                                ----------   ----------
      Total long-term debt ..................................................   $1,660,205   $  143,271
                                                                                ==========   ==========

                        MACE SECURITY INTERNATIONAL, INC
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

7.    LONG TERM DEBT (continued)

      Scheduled principal repayments on long-term debt are as follows:

      1998                                                             113,210
      1999                                                             125,073
      2000                                                             138,170
      2001                                                             152,638
      2002                                                             168,621
      Thereafter                                                     1,075,703
                                                                     ---------
                                                                     1,773,415
                                                                     =========

            Interest paid was $129,770 in 1997 and $102,408 in 1996.

            In October 1996, the Company entered into a credit agreement with KeyBank which provided for a maximum of $2,000,000 of credit (the "credit agreement") and was subject to a borrowing base formula. The amounts outstanding under the credit agreement were secured by virtually all of the Company's then owned and after-acquired assets.

            The credit agreement was separated into two "facilities". One facility provided for a $750,000 term loan maturing October 1, 2000, calling for monthly principal payments of $15,625 plus accrued interest at the Bank's "base rate" plus 1.25% (9.5% on December 31, 1996). The Company drew fully on the term loan and used the proceeds to pay off the term loan with Vermont National Bank that totaled $395,823, including interest, and used the remaining $354,177 for working capital purposes.

            The second facility, a $250,000 line of credit, which originally matured on October 1, 1998 and called for interest to be paid monthly at the Bank's "base rate" plus 1.25% (9.25% as of December 31, 1996) was canceled on September 25, 1997. No amounts were drawn on this facility.

            The credit agreement contained various covenants which included the maintenance of certain financial ratios and limitations on capital expenditures, debt and dividends. As of December 31, 1996, the Company was in violation of most of these covenants. The Company obtained a waiver of these violations for the year ended December 31, 1996 and for the 10 months ended October 31, 1997.

            In April 1997, the Company's President and the Company's Chairman of the Board supplied the Company with lines of credit for up to $375,000 each ($750,000 in total) with interest at prime plus 1.25%. The lines of credit expired in September 1997. No amounts were drawn on these lines.

            In September 1997, the Company refinanced its long-term debt with the First National Bank of New England. Two term loans totaling $1,800,000 bearing interest at prime plus 1.50% (10.0% at December 31, 1997) payable in monthly installments of $23,791, including interest, due October 1, 2007, were obtained. Of the proceeds, $593,750 was used to pay off the KeyBank long-term debt. Additionally, a $250,000 line of credit bearing interest at prime plus 1% (9.5% at December 31, 1997) due May 31, 1998 was obtained. No amounts have been drawn on this line of credit.

            These facilities are collateralized by the following: (a) assignment of life insurance owned by the Company on the life of the current President and Chief Executive Officer; and (b) first priority security interest in all inventory and all other assets of the Company. All three facilities are personally guaranteed by the current President and Chief Executive Officer of the Company.

            Prior to this refinancing event, the obligation to a stockholder relating to the acquisition of the assets of Federal Laboratories, was paid in full with cash from operations.

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

8.    INCOME TAXES

      The components of income tax expense are:

                                                     1997            1996
                                                  -----------     -----------
            Current                               $     7,800     $     6,805
            Deferred                                       --              --
                                                  -----------     -----------
             Total income tax expense             $     7,800     $     6,805
                                                  ===========     ===========

            The significant components of deferred income tax expense attributed to loss from operations for the years ended December 31, 1997 and 1996 are as follows:
                                                      1997            1996
                                                  -----------     -----------

             Current deferred tax expense         $    37,336     $   152,618
             Loss carry forward                      (615,707)       (247,244)
             Valuation allowance for deferred
              tax assets                              578,371          94,626
                                                  -----------     -----------
                                                  $        --     $        --
                                                  ===========     ===========

            A comparison of the federal statutory rate to the Company's effective rate is as follows:
                                                            1997        1996
                                                          --------    --------

            U.S. statutory rate                                (34%)       (34%)
            State taxes, net of federal benefit                  1%          2%
            Miscellaneous permanent differences                  1%          2%
            Valuation allowance for deferred tax assets         34%         34%
            Adjustments for prior year taxes                    (1%)        (1%)
                                                          --------    --------
            Effective tax rate                                   1%          3%
                                                          --------    --------

            The significant components of deferred tax assets and liabilities are as follows:
                                                          1997          1996
                                                      -----------   -----------
            Current assets (liabilities):
            Allowance for doubtful accounts           $    21,587   $    40,077
            Inventories                                    65,869        92,764
            Accrued expenses                                9,128        42,407
            Other                                          12,163         7,449
                                                      -----------   -----------

                  Current deferred assets                 108,747       182,697
            Valuation allowance                          (108,747)     (182,697)
                                                      -----------   -----------
                  Net current deferred tax assets     $        --   $        --
                                                      ===========   ===========

            Noncurrent assets (liabilities):
            Intangibles                                    (4,758)       (7,586)
            Plant, equipment and depreciation            (234,372)     (268,158)
            Net operating loss carry forwards           1,152,000       536,293
                                                      -----------   -----------
                  Net noncurrent deferred assets          912,870       260,549
            Valuation allowance                          (912,870)     (260,549)
                                                      -----------   -----------
                  Net noncurrent deferred tax assets  $        --   $        --
                                                      ===========   ===========

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

8.    INCOME TAXES (continued)

            A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The deferred tax assets recorded reflects management's estimate of the amount which will be realized based upon current operating results and contingencies.

            During the year ended December 31, 1997, the valuation allowance increased by $578,371.

            At December 31, 1997, the Company has net operating loss carry forward for federal income tax purposes of approximately $2,880,000. The federal net operating loss carry forward, if unused, will begin to expire during the year ended December 31, 2009.

            Net taxes refunded were $64,628 in 1996.

9.    RELATED PARTY TRANSACTIONS

            The Company paid legal and management/consulting fees to officers and directors approximating $57,350 and $35,360 in 1997 and 1996, respectively.

10.   COMMITMENTS AND CONTINGENCIES

            The Company is a party to various legal proceedings related to its normal business activities. In the opinion of the Company's management, none of these proceedings are material in relation to the Company's results of operations, liquidity, cash flows or financial condition.

            Operating lease expense for equipment, vehicles and real estate amounted to $170,231 and $171,947 for 1997 and 1996, respectively. Certain of these leases contain purchase options, renewal provisions, and contingent rentals for proportionate share of taxes, utilities, insurance and annual cost of living increases. Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997 are:

            1998                              116,526
            1999                              103,977
            2000                               28,760
                                           ----------
                                           $  249,263
                                           ==========

            The Company has entered into month to month and long-term sublease agreements with tenants of their operating facility in Bennington, Vermont, including a related party. Total sublease rental income was $93,231 and $65,160 in 1997 and 1996, respectively.

            The Company was obligated under a consulting agreement with a director/stockholder calling for a monthly consulting fee of $1,930 for the period January 1, 1996 to December 31, 1996.

            Future minimum rental receipts required under operating subleases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997 are:

            1998                               73,404
            1999                               76,404
            2000                               44,569
                                           ----------
                                           $  194,377
                                           ==========

      During 1994, the Company paid $75,000 to a related entity to acquire all of the rights and obligations under a lease agreement, including an option to purchase the south wing of its principal operating facility. Amortization of this deferred cost was $13,440 in 1997 and 1996, respectively. The term of the lease expires on January 31, 2000, and requires monthly payments of $6,064, plus the Company's proportionate share of taxes, insurance, utilities and an annual cost of living increase. The option may be exercised for $600,000 at the end of the lease term.

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.   COMMITTMENTS AND CONTINGENCIES (Continued)

      The Company is party to a Real Estate Purchase Agreement with the Vermont Economic Development Authority (VEDA) for the purchase of the center and north wings of its headquarters, after the satisfaction of certain contingencies by VEDA. The purchase price is $1,000,000, payable in cash of $150,000 and a $850,000 promissory note to VEDA at 4% interest, based on a 20 year amortization schedule with a balloon payment of $100,000 due at the end of ten years. The Company has temporarily elected to lease the facility for $4,000 per month, together with taxes, insurance and utilities. The Company is currently renegotiating its option to extend its lease for an additional five year period.

11.   STOCK OPTIONS AND WARRANTS

            During September 1993, the Company adopted the 1993 Stock Option Plan (the Plan). The Plan provides for the issuance of up to 630,000 shares of common stock upon exercise of the options. The Company has reserved 630,000 shares of common stock to satisfy the requirements of the Plan. The options are non-qualified stock options and are not transferable by the recipient. The Plan is administered by the Compensation Committee of the Board of Directors, which may grant options to employees, directors and consultants to the Company. The term of each option may not exceed fifteen years from the date of grant. Options are exercisable over either a 10 or 15 year period and exercise prices are not less than the market value of the shares on the date of grant.

            The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", in accounting for the stock option plans. Accordingly, no employee compensation cost has been recognized in 1997 and 1996. Had compensation cost and fair value been determined pursuant to Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", net loss would increase from $1,686,943 to $1,886,293 in 1997 and from $252,348 to
      $454,085 in 1996. Net loss per share would increase from $.24 to $.27 in 1997 and from $.04 to $.07 in 1996. The weighted average fair value of options granted during 1997 and 1996, for the purpose of SFAS No. 123, is $1.15 and $.85 per share, respectively.

            In accordance with SFAS No. 123, the fair value of each option granted is estimated on the grant date using the Black-Scholes Single Option model, assuming no dividend yield and an expected volatility of 92.2% and 77.6% in 1997 and 1996, respectively. The weighted-average remaining contractual life of outstanding options under the plan at December 31, 1997 is 13 years. The risk- free interest rate ranges from 6.06% to 6.86% in 1997 and from 5.95% to 6.78% in 1996.

            Activity with respect to these plans is as follows:

                                                       1997                   1996
                                               ---------------------   ---------------------
                                                            Weighted                Weighted
                                                            Average                 Average
                                                            Exercise                Exercise
                                               Number       Price      Number       Price
                                               -------      -----      -------      -----
Shares under option, January 1                 276,400      $1.54       90,100      $5.34
Options granted                                162,500       1.40      270,000       1.44
Options exercised                                   --         --           --         --
Options canceled                                 1,100       5.50       83,700       5.32
                                               -------      -----      -------      -----
Shares under option, December 31               437,800       1.48      276,400       1.54
                                               =======      =====      =======      =====

Options exercisable, December 31               437,800       1.48      276,400       1.54
                                               =======      =====      =======      =====

Shares available for granting of options,
December 31                                    192,200                 353,600
                                               =======                 =======

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

11.      STOCK OPTIONS & WARRANTS (continued)

         The following is a summary of the status of options outstanding at December 31, 1997:

                         Outstanding Options                             Exercisable Options
                         -------------------                             -------------------
                                           Weighted
                                           Average       Weighted                       Weighted
                 Exercise                  Remaining     Average                        Average
                 Price                     Contractual   Exercise                       Exercise
                 Range      Number         Life          Price            Number        Price
                 -----      -------        -----         -----            -------       -----
                 $5.50        5,300         5.87         $5.50              5,300       $5.50
                  1.50      320,000        13.69          1.50            320,000        1.50
                  1.25       62,500        14.54          1.25             62,500        1.25
                  1.19       50,000        13.64          1.19             50,000        1.19

            In connection with the initial public offering of the Company's securities in November 1993, the Company issued a total of 75,000 common stock purchase warrants to the underwriters of the securities. These warrants are exercisable over a four-year period which began in November 1994 at $6.60 per share.

            In August 1994, the Company issued warrants to purchase 60,000 shares of Mace Security International, Inc. common stock at $4.25 per share in connection with the purchase of certain assets of a business. The warrants are exercisable over a ten year period, expiring on August 24, 2004.

            During the exercise periods, the Company will reserve a sufficient number of shares of its common stock to provide for the exercise of the rights represented by option and warrant holders.

12.   CONCENTRATION OF CREDIT RISK

            The Company maintains its cash accounts in high quality financial institutions. At times, these balances may exceed insured amounts.

            The Company limits the concentration of credit risk in receivables from retailers by closely monitoring credit and collection policies. Risk of losses from international sales are minimized by requiring the majority of customers to provide irrevocable confirmed letters of credit and/or cash advances. Management believes that the allowance for doubtful accounts is adequate to absorb estimated losses.

13.   EMPLOYEE BENEFIT PLAN

            The Company maintains a voluntary 401(k) plan covering substantially all of its employees. Employees may contribute from 1% to 20% of their regular wages, up to the limit permitted by the Department of Labor. The Company matches 25% of each dollar contributed by employees up to 16% of their wages. The cost of the plan amounted to $28,354 and $30.573 in 1997 and 1996, respectively.

14.   ACQUISITIONS AND SUBSIDIARIES

            In July 1997, the Company acquired all of the issued and outstanding common stock of MSP, Inc. (MSP), an Aurora, Colorado marketer of a diversified line of consumer safety and security products. This transaction was recorded as a purchase, and the operations of MSP have been included with the Company's from the acquisition date. In the event MSP achieves certain financial goals, an additional 15,000 shares of the Company's common stock is issuable. The purchase cost of $90,000 was represented by 80,000 shares of the Company's stock valued at $1.125 per share.

            In September 1997, the Company acquired all of the issued and outstanding common stock of MSP Retail, Inc. (MSPR), an operator of two retail stores in the Denver, Colorado area, specializing in the sale of security products for personal and home protection. This transaction was recorded as a purchase, and the operations of MSPR have been included with the Company's from the acquisition date. The purchase price of $212,000 was represented by 176,666 shares of the Company's common stock valued at $.9375 per share and cash of $46,300.

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

14.  AQUISITIONS AND SUBSIDIARIES (Continued)

            Pro forma results of the MSP and MSPR acquisitions, assuming they had been made at the beginning of the periods presented, would not be materially different from the results reported.

            The excess of the purchase price over the fair values assigned to the assets acquired, approximating $207,000, is being amortized over 15 years.

            In September 1997, the Company established Mace Security Centers, Inc.,a subsidiary corporation formed for the purpose of offering franchises for the operation of retail stores which will sell personal protection and security products. There has been no operating activity in this corporation through December 31, 1997.

15.   SEGMENT INFORMATION

            The Company operates in principally two industry segments: (1), the manufacture, distribution and sale of Mace(R) brand defense sprays and personal safety products to the civilian consumer market, "Consumer"; and
      (2), the manufacture, distribution and sale of tear gas grenades, defense sprays, projectiles and cartridges to law enforcement agencies, "Law Enforcement". The Law Enforcement segment represented 70.4% and 59% of sales for the Company in 1997 and 1996, respectively. Intersegment sales are not material and operating income represents total revenues less operating expenses. Identifiable assets are those assets employed in each segment's operation, including an allocated value to each segment of cost in excess of net assets acquired.

            Information concerning the Company's business segments in fiscal 1997 and 1996 is as follows:

                                                    1997               1996
                                                ------------       ------------
NET SALES
 Consumer                                       $  2,912,964       $  4,437,020
 Law Enforcement                                   6,917,627          6,387,183
                                                ------------       ------------
    Total net sales                             $  9,830,591       $ 10,824,203
                                                ============       ============

OPERATING (LOSS) INCOME
  Consumer                                          (490,169)           252,739
  Law Enforcement                                 (1,197,422)          (505,457)
                                                ------------       ------------
     Total operating loss                       $ (1,687,591)      $   (252,718)
                                                ============       ============

IDENTIFIABLE ASSETS
  Consumer                                         3,273,180          3,953,740
  Law Enforcement                                  7,257,803          8,969,970
  Unallocated, corporate                           2,337,683(a)       1,198,880
                                                ------------       ------------
     Total assets                               $ 12,868,666       $ 14,122,590
                                                ============       ============

DEPRECIATION AND AMORTIZATION
  Consumer                                           263,554            266,854
  Law Enforcement                                    459,687            445,380
                                                ------------       ------------
    Total depreciation and amortization         $    723,241       $    712,234
                                                ============       ============

CAPITAL EXPENDITURES
   Consumer                                           78,508             41,563
   Law Enforcement                                   111,302            225,783
   Unallocated, corporate                             48,916             37,057
                                                ------------       ------------
     Total capital expenditures                 $    238,726       $    304,403
                                                ============       ============

----------
(a) Approximately 50% of the assets not allocated to the operating segments relate to cash and cash equivalents held by the Company. The substantial portion of the remaining assets relates to corporate office furniture and equipment not specifically allocable among industry segments.

                        MACE SECURITY INTERNATIONAL, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.   SEGMENT INFORMATION (Continued)

      The Company sells its products on a worldwide basis with its principal markets listed in the table below where information on export sales is summarized for 1997 and 1996 by geographic area for the Company as a whole:

                                                    1997                 1996
                                                 ----------           ----------
      GEOGRAPHIC AREA
         Central/South America                   $1,739,000           $1,356,000
         Middle East                              1,170,000              761,000
         Asia                                       213,000              660,000
         Canada                                     136,000              151,000
         Europe                                     126,000              137,000
         Other                                       58,000               92,000
                                                 ----------           ----------
          Total Export Sales                     $3,442,000           $3,157,000
                                                 ==========           ==========

16.      SUBSEQUENT EVENTS

      On April 2, 1998, the Company entered into a purchase agreement with Armor Holdings, Inc. (AHI) for the sale of substantially all of the assets of the Company's Law Enforcement division. The terms of the Agreement provide for certain Law Enforcement division assets, including equipment and intangibles, to be sold at December 31, 1997 book value, plus an additional amount of $200,000, which the Company anticipates expending to transport assets to AHI. The purchase price for these assets, inclusive of a license fee, will approximate $3,117,00. The purchase price for inventory, which is subject to purchase and cost adjustments between December 31, 1997 and the closing date, will be determined based on the Company's standard costs at the date of closing. The Company will retain its cash and accounts receivable from the Law Enforcement division, approximating $2,000,000, and will retain responsibility for all Law Enforcement division payables and other liabilities.

      The Company will also be paid a $650,000 license fee for AHI's use of the Mace brand, related trademarks and patent use by AHI in the law enforcement market only.

      The transaction is expected to close in June 1998.

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